UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Zep Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The following is a notice to participants in the Zep Inc. (the “Company”) 401(k) Plan that has been sent to such participants relating to the proposed acquisition of the Company by New Mountain Capital and its affiliates:

Dear Zep Inc. 401(k) Plan Participant,

Zep Inc. (the “Company”) has entered into an Agreement and Plan of Merger, dated April 7, 2015 (the “Merger Agreement”), by and among the Company, NM Z Parent Inc. and NM Z Merger Sub Inc. (“Merger Sub”), that calls for, among other things: (1) each issued and outstanding share of common stock, $0.01 par value, of the Company (“Company Stock”) (other than shares of Company Stock to be cancelled in accordance with the Merger Agreement) to be converted into the right to receive $20.05 in cash, without interest; and (2) Merger Sub to merge with and into the Company, whereupon the separate existence of Merger Sub will cease and the Company will be the surviving corporation in the merger (the “Merger”).  At the completion of the Merger, the Company will no longer have publicly-traded common stock and will no longer be able to offer Company Stock as an investment option in the Zep Inc. 401(k) Plan (the “Plan”).  We anticipate that the Merger will become effective after the stock market closes (4:00 p.m. ET) on June 25, 2015.

Until the stock market closes on June 25, 2015, you have the right to sell or buy Company Stock in the Plan, unless restricted from doing so by the Company’s Insider Trading Policy (see below). The Plan does, however, limit the amount of Company Stock that you can hold under the Plan to no more than 20% of your total account balance.  If you sell Company Stock prior to the completion of the Merger, the proceeds from such sale of Company Stock may be allocated to other investment options in the Plan prior to June 25, 2015.  If you are eligible to take a distribution, you may also elect to transfer such proceeds or the Company Stock outside of the Plan. Before you take a distribution, please consult your tax adviser to discuss the tax impact of such a distribution in your situation.

You may be restricted from selling or transferring the shares of Company Stock held in your Plan account, if you are subject to the Company’s Insider Trading Policy.  If this applies, you would have received notice to that effect and you would be subject to a trading blackout period, which began as of the close of business on May 15, 2015.  It is anticipated that this trading blackout period will continue through June 25, 2015.  If the trading blackout period is lifted prior to June 25, 2015, you will be notified of your ability to sell or transfer your shares of Company Stock.

Any shares you have in Company Stock in your Plan account at 4 p.m. ET on June 25, 2015 will be converted to cash in early July 2015. Once converted to cash, your proceeds will be automatically invested in the BlackRock LifePath Target Fund that corresponds with your date of birth, as shown in the chart below per the terms of the Plan.  If you wish to do so, you may reinvest these funds out of the BlackRock LifePath Target Fund and into any other investment alternative available under the Plan at any time after the conversion process is completed.

If your birth year is:	Your BlackRock LifePath Target Fund will be:
In or after 1993	2060 Fund
In or between 1988 and 1992	2055 Fund
In or between 1983 and 1987	2050 Fund
In or between 1978 and 1982	2045 Fund
In or between 1973 and 1977	2040 Fund
In or between 1968 and 1972	2035 Fund
In or between 1963 and 1967	2030 Fund
In or between 1958 and 1962	2025 Fund
In or between 1952 and 1957	2020 Fund
In or before 1951	Retirement Fund

Please note the Plan’s target date funds will change from the SSgA Dow Jones Target Funds* to the BlackRock LifePath Target Funds on July 1, 2015.

As always, you maintain control of your Plan account. To make changes to your investments, including Company Stock, or to obtain more information about your investment options, log in to workplace.schwab.com or call Schwab Retirement Plan Services, Inc. at 800-724-7526, 7 a.m. to 11 p.m. ET, Monday through Friday.

*This investment option is a collective trust fund and is not a registered investment company product.

Access to electronic services may be limited or unavailable during periods of peak demand, market volatility, systems upgrades, maintenance, or for other reasons.

Schwab Retirement Plan Services, Inc. provides recordkeeping and related services with respect to retirement plans and has provided this communication to you as part of the recordkeeping services it provides to the Plan.

Additional Information and Where To Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Zep Inc. by New Mountain Capital and its affiliates. In connection with the proposed acquisition, Zep Inc. has filed with the SEC a definitive proxy statement and other documents relating to the proposed acquisition, including a form of proxy card, on May 26, 2015. The definitive proxy statement and form of proxy card have been mailed to the holders of Zep Inc.’s common stock at the close of business on May 22, 2015, the record date for the special meeting to consider and vote on the proposed acquisition. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, ZEP INC.’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.

Investors may be able to obtain a free copy of the proxy statement and other relevant documents filed by Zep Inc. with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement and other relevant documents from Zep Inc.’s website at www.zepinc.com or by directing a request to: Zep Inc., 1310 Seaboard Industrial Blvd., NW, Atlanta, GA 30318, Attn: Investor Relations, (404) 352-1680.

Participants in the Solicitation

Zep Inc. and its directors, executive officers and certain other members of management and employees of Zep Inc. may be deemed to be “participants” in the solicitation of proxies from the stockholders of Zep Inc. in connection with the proposed acquisition. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Zep Inc. in connection with the proposed acquisition, which may be different than those of Zep Inc.’s stockholders generally, are set forth in the definitive proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information about Zep Inc. and its directors and executive officers and their ownership of Zep Inc.’s common stock in Zep Inc.’s annual report on Form 10-K for the fiscal year ended August 31, 2014, and in its definitive proxy statement for its most recent annual meeting of stockholders, which was filed with the SEC on November 20, 2014, and in Forms 4 of directors and executive officers filed with the SEC subsequent to that date. Additional information regarding the interests of such individuals in the proposed merger are included in the definitive proxy statement relating to the acquisition which was filed with the SEC on May 26, 2015. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Zep Inc.’s website at www.zepinc.com.

Cautionary Statement Regarding Forward-Looking Information

This communication contains, and other written or oral statements made by or on behalf of the Company may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results. Examples of forward-looking statements in this filing include, but are not limited to, statements about the price, terms and closing date of the proposed transaction and statements regarding stockholder and regulatory approvals. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions of the proposed merger within the proposed timeframe or at all; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2014, which was filed with the SEC on November 12, 2014, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10-Q and 8-K. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.